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                                                                     EXHIBIT 5.1



             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

                                 March 23, 2004



LTC Properties, Inc.
Suite 350
22917 Pacific Coast Highway
Malibu, California  90265


        Re: LTC Properties, Inc., a Maryland corporation (the "Company") -- Registration Statement on Form S-3 pertaining to $200,000,000 maximum aggregate initial offering price of the Company's (i) debt securities (the "Debt Securities"); (ii) shares of preferred stock, par value $.01 per share (the "Preferred Stock"); and
               (iii) shares of common stock, par value $.01 per share (the "Common Stock")


Ladies and Gentlemen:

               We have acted as special Maryland corporate counsel to the Company in connection with the registration of the Debt Securities, the shares of Preferred Stock and the shares of Common Stock (each a "Security" and collectively, the "Securities") under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 (Registration No. 333-_____), which was filed with the Securities and Exchange Commission (the "Commission") on March 23, 2004 (the "Registration Statement"). You have requested our opinion with respect to the matters set forth below.

               In our capacity as special Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

               (i) the corporate charter of the Company (the "Charter") represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the "Department") on May 12, 1992, Articles of Amendment and Restatement filed with the Department on August 3, 1992, Articles Supplementary filed with the Department on March 7, 1997, Articles of Amendment filed with the Department on June 26, 1997, Articles Supplementary filed with the Department on December 17, 1997, Articles Supplementary filed with the Department on September 2, 1998, Articles Supplementary filed with the Department on May 11, 2000, Articles Supplementary filed with the Department on June 24, 2003, Articles Supplementary filed with the Department on September 16, 2003 and Articles Supplementary filed with the Department on February 19, 2004 ;

               (ii) the Bylaws of the Company as adopted on May 15, 1992, ratified on or as of May 19, 1992, and amended on or as of October 17, 1995, September 1, 1998, May 2, 2000 and August 28, 2003, and in full force and effect on the date hereof (the "Bylaws");

               (iii) the minutes of the organizational action of the Board of Directors of the Company, dated as of May 19, 1992 (the "Organizational Minutes");



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               (iv)   resolutions adopted by the Board of Directors of the
                      Company, or a committee thereof, on June 23, 2003, June 24, 2003, August 29, 2003, September 8, 2003, September 15, 2003 January 26, 2004 February 17, 2004 and February 18, 2004 and March 9, 2004 (collectively, the "Directors' Resolutions");

               (v) the Registration Statement, including all amendments thereto, and the related form of prospectus in substantially the form filed with the Commission under the Act;

               (vi) a status certificate of the Department, dated March 22, 2004, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland;

               (vii) a certificate of Wendy L. Simpson, Vice Chairman and Chief Financial Officer and Alex J. Chavez, Senior Vice President, Corporate Secretary and Treasurer of the Company, dated as of the date hereof (the "Officers' Certificate"), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes and the Directors' Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers' Certificate; and

               (viii) such other documents and matters as we have deemed
                      necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

               In reaching the opinions set forth below, we have assumed the following:

               (a) each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

               (b) each natural person executing any of the Documents is legally competent to do so;

               (c) any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

               (d) the resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Directors subsequent to the date hereof, including, but not limited to, the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale of the Securities in accordance with the procedures set forth in paragraphs 1, 2 and 3 below, will occur at duly called meetings at which a quorum of the incumbent directors of the Company is present and acting throughout, or by unanimous written consent of all incumbent directors, all in accordance with the Charter and Bylaws of the Company and applicable law;

               (e) the number of shares of Preferred Stock and the number of shares of Common Stock to be offered and sold subsequent to the date hereof as Securities under the Registration Statement, together with the number of shares of Preferred Stock and the number of shares of Common Stock issuable upon conversion of any Securities offered and sold


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                      subsequent to the date hereof, will not, in the aggregate, exceed the number of shares of Preferred Stock, and the number of shares of Common Stock, respectively, authorized in the Charter of the Company, less the number of shares of Preferred Stock and the number of shares of Common Stock, respectively, authorized and reserved for issuance and issued and outstanding on the date subsequent to the date hereof on which the Securities are authorized, the date subsequent to the date hereof on which the Securities are issued and delivered, the date subsequent to the date hereof on which any Securities are converted into shares of Common Stock or shares of Preferred Stock, respectively, and the date subsequent to the date hereof on which shares of Preferred Stock and shares of Common Stock, respectively, are issued pursuant to conversion of such Securities;

               (f) none of the terms of any of the Securities or any agreements related thereto to be established subsequent to the date hereof, nor the issuance or delivery of any such Securities containing such terms established subsequent to the date hereof, nor the compliance by the Company with the terms of any such Securities or agreements established subsequent to the date hereof will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company;

               (g) the form of certificate or other instrument or document representing the Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Maryland law;

               (h) none of the Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock issuable upon conversion of any such Securities, will be issued in violation of the provisions of Article Ninth of the Charter of the Company relating to restrictions on ownership and transfer of shares of stock of the Company; and

               (i) none of the Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock issuable upon the conversion or exchange of any such Securities will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the "MGCL"), in violation of Section 3-602 of the MGCL.

               Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

               (1) Upon: (a) designation and titling by the Board of Directors of the Debt Securities, and whether such Debt Securities are to be senior Debt Securities or subordinated Debt Securities; (b) establishment by the Board of Directors of the terms, conditions and provisions of the Debt Securities; (c) establishment by the Board of Directors of the aggregate principal amount of any such Debt Securities and any limit on such aggregate principal amount; (d) due authorization by the Board of Directors of the form, terms, execution and delivery of one or more indentures, each dated as of a date prior to the issuance of the Debt Securities to which it relates; (e) due authorization by the Board of Directors of such Debt Securities for issuance, execution and delivery at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the issuance of any shares of Preferred Stock and/or any shares of Common Stock issuable upon conversion of the Debt Securities in accordance with the procedures set forth in Paragraphs 2 and 3 below at a minimum price
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                      or value of consideration to be set by the Board of
                      Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Debt Securities.

               (2) Upon: (a) designation by the Board of Directors of one or more series of Preferred Stock to distinguish each such series from any other existing series of Preferred Stock;
                      (b) setting by the Board of Directors of the number of shares of Preferred Stock to be included in such series;
                      (c) establishment by the Board of Directors of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such series of Preferred Stock; (d) filing by the Company with the Department of articles supplementary setting forth a description of such series of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Directors and a statement that such series of the Preferred Stock has been classified by the Board of Directors under the authority contained in the Charter, and the acceptance for record by the Department of such articles supplementary; (e) due authorization by the Board of Directors of a designated number of shares of such series of Preferred Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, and (f) reservation and due authorization by the Board of Directors of any shares of any other series of Preferred Stock and/or any shares of Common Stock issuable upon conversion of such series of Preferred Stock in accordance with the procedures set forth in this Paragraph 2 and in Paragraph 3 below, respectively, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the shares of such series of Preferred Stock and when such shares of such series of Preferred Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

               (3) Upon due authorization by the Board of Directors of a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock, and when such shares of Common Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of Common Stock will be validly issued, fully paid and non-assessable.

               The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

               This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

               We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.


                                     Very truly yours,
                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP